                                 EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place, Suite D
Immediate Release                                      Charlotte, NC 28277

Columbus McKinnon Reports Record Net Sales, Gross Margin
and Operating Income in Fiscal 2024

CHARLOTTE, NC, May 29, 2024 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its full year and fourth quarter fiscal 2024, which ended March 31, 2024. Results include the addition of montratec®, which was acquired on May 31, 2023 ("the acquisition").

Fiscal Year 2024 Highlights (compared with prior year period)
•Record net sales of $1.0 billion, up 8% driven by growth across all geographies including the acquisition of montratec
•Gross margin up 50 basis points to 37.0%; Adjusted Gross Margin1 up 80 basis points to 37.3%
•Net income of $46.6 million with a net margin of 4.6%; Adjusted EBITDA1 of $166.7 million, up 13% with Adjusted EBITDA Margin1 of 16.4%, up 60 basis points
•Generated net cash provided by operating activities of $67.2 million and Free Cash Flow1 of $42.4 million with Free Cash Flow Conversion1 of 91%
•Net Leverage Ratio1,2 decreased to 2.4x; Expect Net Leverage Ratio1,2 of ~2.0x target by end of year Fiscal 2025

Fourth Quarter 2024 Highlights (compared with prior year period)
•Delivered $265.5 million of net sales demonstrating continued momentum, up 5% driven by growth across all geographies with strength in precision conveyance, up 23%
•Orders increased 5% led by precision conveyance, up 25%
•Net income of $11.8 million with a net margin of 4.4%; Adjusted EBITDA1 of $43.0 million, up 8% with Adjusted EBITDA Margin1 of 16.2%, up 50 basis points

“Our team delivered another record year of sales, gross margin, operating income, and Adjusted EBITDA Margin1 reflecting the solid progress we are making with our transformation. These results provide another proof point on the path to achieving our long-term financial objectives. Our team continues to execute on commercial and operational initiatives to improve productivity, reduce lead times, and enhance customer experience, which position us to scale our business and deliver top-tier financial results,” said David J. Wilson, President and Chief Executive Officer. “While we are taking a prudent view of our outlook for fiscal 2025, we remain cautiously optimistic given the solid momentum exiting fiscal 2024 and our encouraging pipeline of opportunities. We are focused on execution as we thoughtfully navigate this uncertain environment.”

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024

Fourth Quarter Fiscal 2024 Sales

($ in millions)	Q4 FY 24	Q4 FY 23	Change	% Change
Net sales	$265.5	$253.8	$11.7	4.6%
U.S. sales	$155.0	$149.4	$5.6	3.7%
% of total	58%	59%
Non-U.S. sales	$110.5	$104.4	$6.1	5.8%
% of total	42%	41%

For the quarter, sales increased $11.7 million, or 4.6%. The acquisition contributed $4.9 million, or 1.9%. In the U.S., sales were up $5.6 million, or 3.7%, driven by favorable sales volume of $3.1 million, price improvement of $2.1 million and $0.4 million of contribution from the acquisition. Sales outside the U.S. increased $6.1 million, or 5.8%, driven by $4.5 million of sales related to the acquisition and $3.6 million of price improvement offset by
$3.3 million of lower sales volume. Favorable foreign currency translation was $1.3 million.

Fourth Quarter Fiscal 2024 Operating Results

($ in millions)	Q4 FY 24	Q4 FY 23	Change	% Change
Gross profit	$94.3	$91.2	$3.1	3.4%
Gross margin	35.5%	35.9%	(40) bps
Adjusted Gross Profit[1]	$97.1	$91.2	$5.9	6.5%
Adjusted Gross Margin[1]	36.6%	35.9%	70 bps
Income from operations	$25.4	$27.5	$(2.0)	(7.4)%
Operating margin	9.6%	10.8%	(120) bps
Adjusted Operating Income[1]	$31.1	$29.2	$1.9	6.6%
Adjusted Operating Margin[1]	11.7%	11.5%	20 bps
Net income	$11.8	$13.9	$(2.1)	(15.0)%
Net income margin	4.4%	5.5%	(110) bps
Diluted EPS	$0.41	$0.48	$(0.07)	(14.6)%
Adjusted EPS[1]	$0.75	$0.80	$(0.05)	(6.3)%
Adjusted EBITDA[1]	$43.0	$39.7	$3.2	8.2%
Adjusted EBITDA margin[1]	16.2%	15.7%	50 bps

Adjusted EPS1 excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
Full Year and First Quarter Fiscal 2025 Guidance

The Company is issuing the following guidance for the first quarter of fiscal 2025, ending June 30, 2024:

Metric	Q1 FY25
Net sales	Low-single digit growth year-over-year
Adjusted EPS[3]	Flat to slightly down year-over-year
First quarter 2025 guidance assumes approximately $9 million of interest expense, $8 million of amortization, an effective tax rate of 25% and 29.2 million diluted average shares outstanding.
The Company is issuing the following guidance for fiscal 2025, ending March 31, 2025:

Metric	FY25
Net sales	Low-single digit growth year-over-year
Adjusted EPS[3]	Mid to high-single digit growth year-over-year
Capital Expenditures	$20 million to $30 million
Net Leverage Ratio[3]	~2.0x
Fiscal 2025 guidance assumes approximately $33 million of interest expense, $30 million of amortization, an effective tax rate of 25% and 29.4 million diluted average shares outstanding.

Teleconference/Webcast

Columbus McKinnon will host a conference call today at 10:00 AM Eastern Time to discuss the Company’s financial results and strategy. The conference call will be accessible through live webcast and via phone by dialing 201-493-6780. The webcast, earnings release and earnings presentation will be available at the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website and available via phone by dialing 412-317-6671 and enter conference ID number 13746170 through June 5, 2024.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Conversion and Net Leverage Ratio are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2     On a financial covenant basis per the Company’s Amended and Restated Credit Agreement
3     The Company has not reconciled the Adjusted EPS and Net Leverage Ratio guidance to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EPS and Net Leverage Ratio are made in a manner consistent with the relevant definitions and assumptions noted herein.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects and our full year and first quarter fiscal 2025 guidance; (ii) our operational and financial targets and capital distribution policy; (iii) general economic trend and trends in the industry and markets; (iv) the risk and costs associated with the integration of, and our ability to integrate acquisitions successfully to achieve synergies; (v) the effectiveness of our new facility in Monterrey, Mexico to provide cost savings and margin improvement (vi) the amount of debt to be paid down by the Company during fiscal 2025; and (vii) the competitive environment in which we operate are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - Unaudited
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2024	March 31, 2023	Change
Net sales	$265,504	$253,843	4.6%
Cost of products sold	171,189	162,625	5.3%
Gross profit	94,315	91,218	3.4%
Gross profit margin	35.5%	35.9%
Selling expenses	26,941	25,331	6.4%
% of net sales	10.1%	10.0%
General and administrative expenses	27,353	26,353	3.8%
% of net sales	10.3%	10.4%
Research and development expenses	7,059	5,506	28.2%
% of net sales	2.7%	2.2%
Amortization of intangibles	7,525	6,559	14.7%
Income from operations	25,437	27,469	(7.4)%
Operating margin	9.6%	10.8%
Interest and debt expense	9,169	7,668	19.6%
Investment (income) loss, net	(547)	(483)	13.3%
Foreign currency exchange loss (gain), net	752	(1,037)	NM
Other (income) expense, net	1,757	(73)	NM
Income before income tax expense	14,306	21,394	(33.1)%
Income tax expense	2,497	7,499	(66.7)%
Net income	$11,809	$13,895	(15.0)%

Average basic shares outstanding	28,780	28,609	0.6%
Basic income per share	$0.41	$0.49	(16.3)%

Average diluted shares outstanding	29,129	28,869	0.9%
Diluted income per share	$0.41	$0.48	(14.6)%

Dividends declared per common share	$0.14	$0.14

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - Unaudited
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2024	March 31, 2023	Change
Net sales	$1,013,540	$936,240	8.3%
Cost of products sold	638,702	594,141	7.5%
Gross profit	374,838	342,099	9.6%
Gross profit margin	37.0%	36.5%
Selling expenses	105,341	102,528	2.7%
% of net sales	10.4%	11.0%
General and administrative expenses	106,760	94,794	12.6%
% of net sales	10.5%	10.1%
Research and development expenses	26,193	20,935	25.1%
% of net sales	2.6%	2.2%
Amortization of intangibles	29,396	26,001	13.1%
Income from operations	107,148	97,841	9.5%
Operating margin	10.6%	10.5%
Interest and debt expense	37,957	27,942	35.8%
Investment (income) loss, net	(1,759)	(315)	458.4%
Foreign currency exchange loss (gain), net	1,826	(2,189)	NM
Other (income) expense, net	7,597	(2,072)	NM
Income before income tax expense	61,527	74,475	(17.4)%
Income tax expense	14,902	26,046	(42.8)%
Net income	$46,625	$48,429	(3.7)%

Average basic shares outstanding	28,728	28,600	0.4%
Basic income per share	$1.62	$1.69	(4.1)%

Average diluted shares outstanding	29,026	28,818	0.7%
Diluted income per share	$1.61	$1.68	(4.2)%

Dividends declared per common share	$0.28	$0.28

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets - Unaudited
(In thousands)

	March 31, 2024	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$114,126	$133,176
Trade accounts receivable	171,186	151,451
Inventories	186,091	179,359
Prepaid expenses and other	42,752	32,254
Total current assets	514,155	496,240

Net property, plant, and equipment	106,395	94,360
Goodwill	710,334	644,629
Other intangibles, net	385,634	362,537
Marketable securities	11,447	10,368
Deferred taxes on income	1,797	2,035
Other assets	96,183	88,286
Total assets	$1,825,945	$1,698,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$83,118	$76,736
Accrued liabilities	127,973	124,317
Current portion of long-term debt and finance lease obligations	50,670	40,604
Total current liabilities	261,761	241,657

Term loan, AR securitization facility and finance lease obligations	479,566	430,988
Other non-current liabilities	202,555	192,013
Total liabilities	943,882	864,658

Shareholders’ equity:
Common stock	288	286
Treasury Stock	(1,001)	(1,001)
Additional paid-in capital	527,125	515,797
Retained earnings	395,328	356,758
Accumulated other comprehensive loss	(39,677)	(38,043)
Total shareholders’ equity	882,063	833,797
Total liabilities and shareholders’ equity	$1,825,945	$1,698,455

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - Unaudited
(In thousands)

	Year Ended
	March 31, 2024	March 31, 2023
Operating activities:
Net income	$46,625	$48,429
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	45,945	41,947
Deferred income taxes and related valuation allowance	(15,285)	(300)
Net loss (gain) on sale of real estate, investments and other	(1,431)	(54)
Stock-based compensation	12,039	10,425
Amortization of deferred financing costs	2,349	1,721
Loss (gain) on hedging instruments	(1,366)	(438)
Cost of debt repricing	958	—
Loss on retirement of fixed asset	—	175
Non-cash pension settlement	4,984	—
Gain on sale of building	—	(232)
Non-cash lease expense	9,735	7,867
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	(14,428)	(4,858)
Inventories	(1,314)	(9,087)
Prepaid expenses and other	(8,555)	6,667
Other assets	537	(123)
Trade accounts payable	4,748	(13,964)
Accrued liabilities	(9,583)	9,150
Non-current liabilities	(8,760)	(13,689)
Net cash provided by (used for) operating activities	67,198	83,636

Investing activities:
Proceeds from sales of marketable securities	3,526	3,651
Purchases of marketable securities	(4,076)	(4,021)
Capital expenditures	(24,813)	(12,632)
Proceeds from sale of building, net of transaction costs	—	373
Purchases of businesses, net of cash acquired	(108,145)	(1,616)
Dividend received from equity method investment	144	313
Net cash provided by (used for) investing activities	(133,364)	(13,932)

Financing activities:
Proceeds from issuance of common stock	1,600	713
Purchases of treasury stock	—	(1,001)
Fees paid for debt repricing	(958)	—
Repayment of debt	(60,604)	(40,550)
Proceeds from issuance of long-term debt	120,000	—
Cash inflows from hedging activities	24,057	24,495
Cash outflows from hedging activities	(22,687)	(24,221)
Fees paid for borrowing on long-term debt	(2,859)	—
Payment of dividends	(8,044)	(8,008)
Other	(2,304)	(1,415)
Net cash provided by (used for) financing activities	48,201	(49,987)

Effect of exchange rate changes on cash	(1,085)	(1,931)

Net change in cash and cash equivalents	(19,050)	17,786
Cash, cash equivalents, and restricted cash at beginning of year	133,426	115,640
Cash, cash equivalents, and restricted cash at end of year	$114,376	$133,426

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Q4 FY 2024 Sales Bridge

	Quarter		Year
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2023 Sales	$253.8		$936.2
Acquisition	4.9	1.9%	32.6	3.5%
Volume	(0.2)	(0.1)%	(0.4)	—%
Pricing	5.7	2.3%	33.8	3.6%
Foreign currency translation	1.3	0.5%	11.3	1.2%
Total change	$11.7	4.6%	$77.3	8.3%
Fiscal 2024 Sales	$265.5		$1,013.5

COLUMBUS McKINNON CORPORATION
Q4 FY 2024 Gross Profit Bridge

($ in millions)	Quarter	Year
Fiscal 2023 Gross Profit	$91.2	$342.1
Acquisition	0.8	13.8
Price, net of manufacturing cost changes (incl. inflation)	1.0	16.9
Foreign currency translation	0.4	3.8
Current year business realignment costs	—	(0.4)
Monterrey, MX new factory start-up costs	(2.6)	(3.0)
Factory and warehouse consolidation costs	(0.2)	(0.2)
Sales volume & mix	3.7	0.9
Product liability	—	0.9
Total change	3.1	32.7
Fiscal 2024 Gross Profit	$94.3	$374.8

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 25	64	63	60	62	249

FY 24	63	62	61	62	248

FY 23	63	64	60	63	250

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	March 31, 2024	December 31, 2023	March 31, 2023
($ in millions)
Backlog	$280.8	$298.4	$308.7
Long-term backlog
Expected to ship beyond 3 months	$144.6	$151.3	$142.0
Long-term backlog as % of total backlog	51.5%	50.7%	46.0%

Debt to total capitalization percentage	37.5%	38.5%	36.1%

Debt, net of cash, to net total capitalization	32.0%	33.7%	28.9%

Working capital as a % of sales [2]	19.1%	20.6%	17.3%

	Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
($ in millions)
Trade accounts receivable
Days sales outstanding	58.7	days	62.1	days	54.3	days

Inventory turns per year
(based on cost of products sold)	3.7	turns	3.1	turns	3.6	turns
Days' inventory	98.6	days	117.7	days	101.4	days

Trade accounts payable
Days payables outstanding	50.9	days	50.1	days	53.3	days

Net cash provided by (used for) operating activities	$38.6		$29.1		$66.7
Capital expenditures	$8.5		$6.0		$3.1
Free Cash Flow [3]	$30.1		$23.1		$63.6

1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding
2     March 31, 2024 and December 31, 2023 exclude the impact of the acquisition of montratec.
3     Free Cash Flow is a non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.

.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
GAAP gross profit	$94,315	$91,218	$374,838	$342,099
Add back (deduct):
Business realignment costs	—	—	346	—
Monterrey, MX new factory start-up costs	2,552	—	2,987	—
Factory and warehouse consolidation costs	262	—	262	—
Non-GAAP adjusted gross profit	$97,129	$91,218	$378,433	$342,099

Net Sales	$265,504	$253,843	$1,013,540	$936,240

Gross margin	35.5%	35.9%	37.0%	36.5%
Adjusted Gross Margin	36.6%	35.9%	37.3%	36.5%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit and gross profit margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Income from operations	$25,437	$27,469	$107,148	$97,841
Add back (deduct):
Acquisition deal and integration costs	3	173	3,211	616
Business realignment costs	—	848	1,867	5,140
Factory and warehouse consolidation costs	545	—	744	—
Garvey contingent consideration	—	—	—	1,230
Headquarter relocation costs	175	681	2,059	996
Monterrey, MX new factory start-up costs	3,734	—	4,489	—
Cost of debt repricing	1,190	—	1,190	—
Adjusted Operating Income	$31,084	$29,171	$120,708	$105,823

Net Sales	$265,504	$253,843	$1,013,540	$936,240

Operating margin	9.6%	10.8%	10.6%	10.5%
Adjusted Operating Margin	11.7%	11.5%	11.9%	11.3%

Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Diluted Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Net income	$11,809	$13,895	$46,625	$48,429
Add back (deduct):
Amortization of intangibles	7,525	6,559	29,396	26,001
Acquisition deal and integration costs	3	173	3,211	616
Business realignment costs	—	848	1,867	5,140
Factory and warehouse consolidation costs	545	—	744	—
Garvey contingent consideration	—	—	—	1,230
Headquarter relocation costs	175	681	2,059	996
Monterrey, MX new factory start-up costs	3,734	—	4,489	—
Cost of debt repricing	1,190	—	1,190	—
Non-cash pension settlement expense	385	—	4,984	—
Tax indemnification payment owed[1]	1,192	—	1,192	—
Normalize tax rate[2]	(4,767)	975	(12,763)	2,185
Adjusted Net Income	$21,791	$23,131	$82,994	$84,597

Average diluted shares outstanding	29,129	28,869	29,026	28,818

Diluted income per share	$0.41	$0.48	$1.61	$1.68

Adjusted EPS per diluted share	$0.75	$0.80	$2.86	$2.94

1     Represents tax indemnification payment owed to the former owner of STAHL for a tax refund received by CMCO in the quarter ended March 31, 2024 for periods prior to the acquisition of STAHL by CMCO.
2     Applies a normalized tax rate of 25% in fiscal 2024 and 22% in fiscal 2023 to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted Diluted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted Diluted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Net income	$11,809	$13,895	$46,625	$48,429
Add back (deduct):
Income tax expense	2,497	7,499	14,902	26,046
Interest and debt expense	9,169	7,668	37,957	27,942
Investment (income) loss, net	(547)	(483)	(1,759)	(315)
Foreign currency exchange loss (gain), net	752	(1,037)	1,826	(2,189)
Other (income) expense, net	1,757	(73)	7,597	(2,072)
Depreciation and amortization expense	11,893	10,567	45,945	41,947
Acquisition deal and integration costs	3	173	3,211	616
Business realignment costs	—	848	1,867	5,140
Factory and warehouse consolidation costs	545	—	744	—
Garvey contingent consideration	—	—	—	1,230
Headquarter relocation costs	175	681	2,059	996
Monterrey, MX new factory start-up costs	3,734	—	4,489	—
Cost of debt repricing	1,190	—	1,190	—
Adjusted EBITDA	$42,977	$39,738	$166,653	$147,770

Net Sales	$265,504	$253,843	$1,013,540	$936,240

Net income margin	4.4%	5.5%	4.6%	5.2%
Adjusted EBITDA Margin	16.2%	15.7%	16.4%	15.8%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

Columbus McKinnon Reports Record Sales, Gross Margin and Operating Profit in Fiscal 2024
May 29, 2024
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Leverage Ratio
($ in thousands)

	Year Ended March 31,
	2024	2023
Net income	$46,625	$48,429
Add back (deduct):
Annualize EBITDA for the montratec acquisition[1]	1,331
Annualize synergies for the montratec acquisition[1]	73
Income tax expense	14,902	26,046
Interest and debt expense	37,957	27,942
Non-Cash Pension Settlement[2]	4,984	—
Amortization of deferred financing costs	2,349	1,721
Stock Compensation Expense	12,039	10,425
Depreciation and amortization expense	45,945	41,947
Acquisition deal and integration costs	3,211	616
Business realignment costs	1,867	5,140
Factory and warehouse consolidation costs	744	—
Garvey contingent consideration	—	1,230
Headquarter relocation costs	2,059	996
Monterrey, MX new factory start-up costs	4,489	—
Cost of debt repricing	1,190	—
Non-Cash loss related to asset retirement	—	175
Gain on Sale of Facility	—	(232)
Credit Agreement Trailing Twelve Month Adjusted EBITDA	$179,765	$164,435

Current portion of long-term debt and finance lease obligations	$50,670	$40,604
Term loan, AR securitization facility and finance lease obligations	479,566	430,988
Total debt	$530,236	$471,592
Standby Letters of Credit	15,368	14,921
Cash and cash equivalents	(114,126)	(133,176)
Net Debt	$431,478	$353,337

Net Leverage Ratio	2.40x	2.15x
1     EBITDA is normalized to include a full year of the acquired entity and assuming that deal related synergies are achieved for montratec in fiscal year 2024 and Dorner and Garvey in fiscal year 2023.
2     During the quarter ending December 31, 2023, certain employees in one of the Company's U.S. pension plans accepted an offer to settle their pension obligation with a lump sum payment. These lump sum settlements are one of the steps the Company is taking to terminate the plan by transferring the liabilities to a third-party.
Net Debt is defined in the credit agreement as total debt plus standby letters of credit, net of cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by the Credit Agreement Trailing Twelve Month Adjusted EBITDA. Credit Agreement Trailing Twelve Month Adjusted EBITDA is defined as net income adjusted for interest expense, income taxes, depreciation, amortization, and other adjustments. Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are not measures determined in accordance with GAAP and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Net Debt, Net Leverage Ratio and Credit Agreement Trailing Twelve Month Adjusted EBITDA are important for investors and other readers of the Company’s financial statements.